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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _______________
                                    Form 8-K
                                 _______________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 21, 2004

                                _______________

                             Dycom Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                 _______________

         Florida                      0-5423                     59-1277135
(State or Other Jurisdiction      (Commission File            (I.R.S. Employer
     of Incorporation)                 Number)               Identification No.)

    4440 PGA Boulevard, Suite 500
     Palm Beach Gardens, Florida                                   33410
(Address of Principal Executive Offices)                         (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (561) 627-7171

                                 Not Applicable
         (Former Name and Former Address, if Changed Since Last Report)
                                 _______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.

              On December 21, 2004 (the "Closing Date"), Dycom Industries, Inc. ("Dycom") entered into a Credit Agreement ("Agreement") with certain lenders named therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Suntrust Bank, Harris Trust and Savings Bank, HSBC Bank USA and LaSalle Bank National Association, as Documentation Agents and Wachovia Capital Markets LLC, as sole lead arranger and sole bookrunner.

              The Agreement replaces Dycom's existing credit facility which was due to expire in June 2005 (the "Prior Agreement"). The Prior Agreement was terminated on December 21, 2004, at which time there were no outstanding borrowings thereunder. Letters of credit issued thereunder were transferred to the Agreement.

              The Agreement provides for a maximum borrowing of $300,000,000 and terminates on December 21, 2009. This maximum borrowing may be reduced from time to time in accordance with the terms of the Agreement. The Agreement contains a sublimit of $100,000,000 for the issuance of letters of credit. Amounts borrowed under the Agreement may be borrowed, repaid and reborrowed from time to time until December 21, 2009.

              Borrowings under the Agreement bear interest, at Dycom's option, at either (a) the bank's base rate, described in the Agreement as the higher of the annual rate of the lead bank's prime rate or the federal funds rate plus 0.50%, or (b) LIBOR (a publicly published rate) plus, in either case, a spread based upon Dycom's consolidated leverage ratio. Based on our current leverage ratio, borrowings would be eligible for a spread of 0.0% for revolving borrowings based on prime rate or the federal funds rate and 1.0% for revolving borrowings based on LIBOR. Under the Agreement, Dycom agrees to pay a facility fee, payable quarterly, at rates that range from 0.2% to 0.375% of the unutilized commitments depending on Dycom's leverage ratio, provided that in the event Dycom is utilizing less than one-third of the facility the fee will be 0.375% of the unutilized commitments. The payments under the Agreement are guaranteed by certain material subsidiaries of Dycom.

              The Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on Dycom and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets, sale-leaseback transactions and transactions with affiliates. The Agreement contains financial covenants which require the Company to (i) maintain a leverage ratio of not greater than 2.75 to 1.00, as measured at the end of each fiscal quarter, (ii) maintain an interest coverage ratio of not less than 2.75 to 1.00, as measured at the end of each fiscal quarter and (iii) maintain consolidated tangible net worth of not less than $200,000,000 plus (A) 50% of Dycom's consolidated net income (if positive) from the Closing Date to the date of computation plus (B) 75% of Dycom's equity issuances made from the Closing Date to the date of computation.

Item 1.02.    Termination of a Material Definitive Agreement.

              Effective December 21, 2004, Dycom's existing revolving credit facility (the "Prior Agreement"), which provided for a maximum borrowing of $200,000,000 and was due to expire in June 2005 was terminated. Following termination, there were no outstanding borrowings and all outstanding letters of credit thereunder were transferred to the Agreement, a description of which is contained under Item 1.01 of this Current Report on Form 8-K. Dycom did not incur any material early termination penalties in connection with the termination of the Prior Agreement.


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Item 9.01.    Financial Statements and Exhibits.

              (a) Financial statements of businesses acquired.

                  None.

              (b) Pro forma financial information.

                  None.

              (c) Exhibits.

                  Exhibit No.                      Description
                  -----------                      -----------

                  10.1 Credit Agreement dated December 21, 2004, between Dycom Industries, Inc., the lenders named therein, Wachovia Bank, National Association, as Administrative Agent, and Bank of America, N.A., as Syndication Agent and Suntrust Bank, Harris Trust and Savings Bank, HSBC Bank USA and Wachovia Capital Markets LLC, as Sole Lead Arranger and Sole Book Runner.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     DYCOM INDUSTRIES, INC.

Date: December 23, 2004              By:    /s/ Richard L. Dunn
                                          --------------------------------------
                                          Richard L. Dunn
                                          Senior Vice President and
                                          Chief Financial Officer


                                       4
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                                  EXHIBIT INDEX


         Exhibit No.                              Description

         10.1 Credit Agreement dated December 21, 2004 between Dycom Industries, Inc., the Lenders named therein, Wachovia Bank, National Association, as Administrative Agent, and Bank of America, N.A., as Syndication Agent and Suntrust Bank, Harris Trust and Savings Bank, HSBC Bank USA and Wachovia Capital Markets LLC, as Sole Lead Arranger and Sole Book Runner.